Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Premium Income Municipal Fund

811-7606


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting together as a
class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             2,735,979
                          735
   Against
                186,604
                            10
   Abstain
                  74,347
                              6
   Broker Non-Votes
             1,046,019
                             -
      Total
             4,042,949
                          751



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             2,745,674
                          741
   Against
                179,297
                            10
   Abstain
                  71,959
                             -
   Broker Non-Votes
             1,046,019
                             -
      Total
             4,042,949
                          751



To approve the elimination of the
fundamental policy prohibiting investment in other investment companies.


   For
             2,738,927
                          739
   Against
                178,713
                            12
   Abstain
                  79,289
                             -
   Broker Non-Votes
             1,046,020
                             -
      Total
             4,042,949
                          751



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052330.